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Thrivent Mutual Funds

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THRIVENT MUTUAL FUNDS

625 Fourth Avenue South

Minneapolis, Minnesota 55415

April 10, 2015

Dear Shareholder:

On February 25, 2015, Aberdeen Asset Managers Limited (“Aberdeen”), Thrivent Mutual Funds, and Thrivent Asset Management, LLC amended their Investment Sub-Advisory Agreement to provide that Aberdeen would begin serving as the investment sub-adviser for Thrivent Partner Emerging Markets Equity Fund (the “Fund”). Aberdeen began serving as the sub-adviser to the Fund on February 26, 2015. For more details about Aberdeen, please review the enclosed Information Statement.

As always, our goal is to provide a range of high-quality investment choices to our shareholders. We believe Thrivent Partner Emerging Markets Equity Fund provides a unique choice for your investment portfolio.

Sincerely,

David S. Royal

President

INFORMATION STATEMENT

Thrivent Partner Emerging Markets Equity Fund

Series of

Thrivent Mutual Funds

625 Fourth Avenue South

Minneapolis, Minnesota 55415

1-800-847-4836

This Information Statement is being provided to notify you that Aberdeen Asset Managers Limited (“Aberdeen”), Thrivent Mutual Funds (“TMF”), and Thrivent Asset Management, LLC (“TAM”) amended their Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) to provide that Aberdeen would begin serving as the investment subadviser for Thrivent Partner Emerging Markets Equity Fund (the “Fund”), a series of TMF. Aberdeen replaced DuPont Capital Management Corporation (“DuPont”) as the sub-adviser to the Fund on February 26, 2015. This Information Statement is being mailed to the Fund’s shareholders on or about April 15, 2015.

This is not a proxy statement. We are not asking you for a proxy and you are requested not to send us a proxy. Furthermore, these matters are not subject to a vote of shareholders, and we will not be holding a meeting of shareholders or otherwise asking shareholders to vote on this matter. We are providing this Information Statement solely to provide you with information about Aberdeen.

Important Notice Regarding Internet Availability of this Information Statement: this Information Statement is available at https://www.thrivent.com/products/investments/mutual-funds/mutual-fund-reference-center.html.

APPOINTMENT OF NEW SUB-ADVISER FOR THE FUND

TAM, which serves as the Fund’s investment adviser, obtained an exemptive order from the Securities and Exchange Commission on February 19, 2003 that permits TAM, subject to certain conditions, including the approval by the Fund’s Board of Trustees (the “Board”), to retain an unaffiliated sub-adviser without obtaining shareholder approval (the “Manager-of-Managers Order”). A mutual fund operating under this structure is sometimes referred to as a “manager-of-managers fund.” The Manager-of-Managers Order requires the Fund to provide shareholders with this Information Statement, in lieu of a proxy statement, in order to disclose substantially the same information about the investment sub-adviser, the sub-advisory agreement and the sub-advisory fee.

The Investment Advisory Agreement

TAM, 625 Fourth Avenue South, Minneapolis, Minnesota 55415, and its affiliates have been in the investment advisory business since 1986 and managed over $17 billion in assets as of December 31, 2014. TAM serves as investment adviser to TMF, including the Fund, under an investment advisory agreement dated January 1, 2006 (the “Advisory Agreement”). The Advisory Agreement for the Fund was last submitted to a vote of shareholders when it was approved by the initial shareholder at the time of the Fund’s inception. Under the Advisory Agreement, TAM monitors the performance of the Fund’s sub-adviser on an ongoing basis. TAM considers a variety of factors with respect to the selection and retention of a sub-adviser, including but not limited to: the qualifications of the sub-adviser’s investment personnel, its investment philosophy and process, its compliance

INFORMATION STATEMENT

program and its long-term performance results. As compensation for its services, TMF pays TAM an advisory fee equal to 1.20% of the Fund’s average daily net assets on the first $50 million and 1.07% of average daily net assets over $50 million.

Replacement of DuPont by Aberdeen

Due to a prolonged period of underperformance by DuPont in managing the Fund and a recently announced portfolio management change, management of TAM recommended that the Board approve replacing DuPont with Aberdeen as the sub-adviser of the Fund. Aberdeen has served as sub-adviser for Thrivent Partner Worldwide Allocation Fund (the “Worldwide Allocation Fund”) and Thrivent Partner Worldwide Allocation Portfolio and Thrivent Partner Emerging Markets Equity Portfolio, each a series of Thrivent Series Fund, Inc., since 2008. As a result, management of TAM is familiar with Aberdeen as a company and its approach to investing. Aberdeen utilizes the same investment team and process for the Fund as it does for the other three Thrivent funds it sub-advises.

Amendment to Sub-Advisory Agreement with Aberdeen

Under Section 15 of the Investment Company Act of 1940, as amended (the “1940 Act”), the Board, a majority of the members of which have no direct or indirect interest in the investment advisory or sub-advisory agreements and are not “interested persons” of TMF, as defined in the 1940 Act (the “Independent Trustees”), must determine whether to approve any new advisory agreement (including any new sub-advisory agreement), or any material amendments to the agreements, for any series of TMF. The Sub-Advisory Agreement has been in place among Aberdeen, TAM, and TMF since 2008 because Aberdeen also serves as a sub-adviser to the Worldwide Allocation Fund.

At an in-person meeting held on February 24-25, 2015 (the “February Meeting”), the Board reviewed and approved the recommendations of TAM with respect to the Fund to: (i) terminate the sub-advisory agreement between TAM and DuPont and (ii) amend the Sub-Advisory Agreement (the “Amendment”) that provides that Aberdeen will serve as sub-adviser to the Fund. The Amendment provides that Aberdeen will sub-advise both the Fund and the Worldwide Allocation Fund subject to the same fee schedule, and did not change any of the other terms of the Sub-Advisory Agreement. Aberdeen was paid $725,741 for its sub-advisory services to the Worldwide Allocation Fund during the fiscal year ended October 31, 2014.

Matters Considered by the Board in Approving the Amendment

At the February Meeting, the Board considered the factors and reached the conclusions described below relating to the approval of the Amendment. The Board also received information about management’s proposal to replace DuPont with Aberdeen at its meeting on January 28, 2015. The Independent Trustees were assisted in their evaluation of the Amendment by independent legal counsel, from whom they receive separate legal advice and with whom they met separately from TAM. Each Independent Trustee relied on his or her own business judgment in determining the weight to be given to each factor considered in evaluating the materials that were presented.

Nature, Extent and Quality of Services: The Board received and considered information regarding the nature, extent and quality of services anticipated to be provided by Aberdeen in serving as sub-adviser to the Fund. The Board received and considered information about Aberdeen’s investment team and their investment philosophy, which are the same for the Fund as they are for the other three Thrivent funds for which Aberdeen serves as sub-adviser.

INFORMATION STATEMENT

The Board considered information about the amount of assets managed by Aberdeen and their capacity to manage additional assets, and how Aberdeen’s typically low portfolio turnover approach impacts Aberdeen’s capacity to manage additional assets.

The Board considered that because Aberdeen was already a sub-adviser to other Thrivent funds, the Fund’s Chief Compliance Officer and Director of Portfolio Compliance had already conducted due diligence on Aberdeen and have an ongoing oversight process in place. The Board concluded that the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Fund by Aberdeen supported approval of the Amendment.

Performance: The Board considered the performance of Aberdeen’s strategy over various periods, including how such strategy performed in relation to a benchmark index and its Lipper peer group. The Board noted that the strategy had a strong performance record, especially over the longer term.

Subadvisory Fees and Fund Expenses: The Board reviewed and considered the contractual investment sub-advisory fee rate that would be payable by TAM to Aberdeen for investment sub-advisory services. The Board reviewed the amount of the fees and considered that the contract had been negotiated at arm’s length between TAM and Aberdeen and that the portion of the management fee retained by TAM was reasonable based on the additional services to be provided by TAM and other factors. The Board noted that Aberdeen’s fee schedule was based on the aggregate amount of assets subject to its management in all four Thrivent funds, including the Fund.

Cost of Services and Profitability: As part of the annual contract review process, the Board noted that it would have an opportunity to review TAM’s profitability attributable to the Fund in the context of future annual contract renewals. The Board did not consider separate profitability information with respect to Aberdeen, which is not affiliated with TAM. The Board considered that the subadvisory fees payable to Aberdeen had been negotiated on an arm’s-length basis and that Aberdeen’s profitability separate from its relationship with the Fund was not a material factor in determining whether to approve the Amendment.

Economies of Scale and Breakpoints: The Board considered that the Fund’s fee schedule has a breakpoint in place, and that Aberdeen’s sub-advisory fee schedule also has breakpoints. It was also noted that the sub-advisory fee breakpoints take into account the aggregate assets managed by Aberdeen for all four Thrivent funds for which it serves as sub-adviser.

Other Benefits to TAM and its Affiliates: In approving the Advisory Agreement, the Board had previously considered information regarding potential “fall-out” or ancillary benefits that TAM and its affiliates may receive as a result of their relationship with the Fund, both tangible and intangible, such as their ability to leverage investment professionals who manage other portfolios, reputational benefits in the investment advisory community and the engagement of affiliates as service providers to the Fund. The Board had noted that such benefits were difficult to quantify but were consistent with benefits received by other mutual fund advisers.

Based on the factors discussed above, the Board, including a majority of the Independent Trustees, approved the Amendment.

INFORMATION STATEMENT

Summary of the Sub-Advisory Agreement and Amendment

Pursuant to the terms of the Sub-Advisory Agreement (a copy of which is attached as Exhibit A hereto), Aberdeen provides continuous investment management services to the Fund, on the portion of the Fund’s assets allocated to it by TAM, subject to the overall supervision of the Board and TAM. The Sub-Advisory Agreement provides that Aberdeen will not be liable for (i) any error of judgment or mistake of law or for any loss suffered by TMF or the Fund or (ii) any error of fact or mistake of law contained in any report or data provided by Aberdeen, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or gross negligence in the performance by Aberdeen or its related persons of its duties on behalf of TMF or the Fund or from reckless disregard of its duties by Aberdeen or its related persons pursuant to the Sub-Advisory Agreement. Aberdeen will, however, indemnify and hold harmless TAM and its related persons from any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities arising directly or indirectly out of or in connection with the performance of services by Aberdeen or its related persons to the extent they result from a breach of the aforementioned standard of care.

The Sub-Advisory Agreement provides that it will remain in effect for two years following its effective date with respect to the Fund, unless terminated sooner. Thereafter, it will continue to be renewed for successive one-year terms provided that the renewal is specifically approved at least annually by either the Board or a majority of the outstanding shares of the Fund and, in either case, by the vote of a majority of the Trustees who are not interested persons of any party to the Sub-Advisory Agreement cast in person at a meeting called for purpose of voting on such approval. TMF may terminate the Sub-Advisory Agreement by a vote of a majority of the Independent Trustees or a majority of its outstanding voting securities at any time on 60 days’ written notice to Aberdeen. TAM may terminate the Sub-Advisory Agreement upon 60 days’ written notice to Aberdeen, and Aberdeen may terminate the Sub-Advisory Agreement at any time upon 60 days’ written notice to TAM. The Sub-Advisory Agreement will automatically terminate without penalty in the event of its assignment as defined in the 1940 Act.

Aberdeen receives fees from TAM for its services out of the fees that the Fund pays to TAM under the Investment Advisory Agreement. The Fund pays no additional fees directly to Aberdeen.

The Amendment (a copy of which is included in Exhibit A) added the Fund to the Sub-Advisory Agreement pursuant to which Aberdeen manages assets of TMF. From the investment advisory fee that TAM receives from the Fund, it pays Aberdeen a fee, based on TMF’s assets subject to Aberdeen’s investment discretion, equal to 0.85% on the first $50 million of average daily net assets, 0.72% on the next $50 million of average daily net assets, and 0.68% of average daily net assets over $100 million for serving as investment sub-adviser to TMF. Solely for purposes of calculating breakpoints in the fees payable under the Sub-Advisory Agreement, the value of the average daily net assets of the Fund and the Worldwide Allocation Fund that are subject to Aberdeen’s investment discretion are aggregated with the value of the average daily net assets of Thrivent Partner Worldwide Allocation Portfolio and Thrivent Partner Emerging Markets Equity Portfolio that are subject to Aberdeen’s investment discretion. The Amendment did not change any other terms of the Sub-Advisory Agreement.

Information about Aberdeen

Aberdeen, 10 Queens Terrace, Aberdeen, United Kingdom AB10 1YG, is a subsidiary of Aberdeen Asset Management PLC (“Aberdeen PLC”), which was organized in 1983. Aberdeen PLC is the parent company of an asset management group managing approximately $504 billion in assets as of December 31, 2014 for a range of pension funds, financial institutions, investment trusts, unit trusts, offshore funds, charities and private clients.

INFORMATION STATEMENT

Information about the principal executive officers of Aberdeen is provided in the following table. The principal business address for each of the persons listed below is 10 Queens Terrace, Aberdeen, United Kingdom AB10 1YG.

Name	Principal Occupation
Martin Gilbert	Chief Executive Officer
Hugh Young	Global Head of Equities
Brad Crombie	Global Head of Fixed Income
Sean Phayre	Global Head of Quantitative Investments
Archie Struthers	Global Head of Investment Solutions
Andrew McCaffery	Global Head of Alternatives
Pertti Vanhanen	Global Head of Property
Anne Richards	Chief Investment Officer
Mandy Pike	Global Head of Investment Execution
John Brett	Global Head of Distribution
Bill Rattray	Finance Director
Kerry Christie	Global Head of Human Resources
Ken Fry	Chief Operating Officer
Gary Marshall	Chief Executive Officer — Aberdeen Asset Investments Limited
Rod MacRae	Group Head of Risk
Gordon Brough	General Counsel and Deputy Group Head of Risk
Andrew Smith	Co-Head of Americas and Chief Operating Officer
Bev Hendry	Co-Head of Americas and Chief Financial Officer

Source: Aberdeen PLC; as of December 31, 2014

Aberdeen’s affiliated investment adviser, Aberdeen Asset Management Inc. (“AAMI”), serves as the investment adviser for one other mutual fund with an investment objective and strategy similar to those of the Fund and Aberdeen serves as sub-adviser to such Fund. The investment advisory fees for the fund are set forth in the table below:

Name of Fund	Net Assets Managed as of 12/31/2014	Investment Advisory Fee Annual Rate of Compensation (% of average net assets)

Aberdeen Emerging Markets Fund	$8,851,000,000	0.90%

AAMI has entered into a written contract limiting operating expenses to 1.10% for all Classes of the Aberdeen Emerging Markets Fund. This limit excludes certain expenses, including any taxes, interest, brokerage fees, short-sale dividend expenses, Acquired Fund Fees and Expenses, Rule 12b-1 fees, administrative services fees and extraordinary expenses.

INFORMATION STATEMENT

Aberdeen sub-advises three other mutual funds with an investment objective and strategies similar to those the Fund. The investment subadvisory fees for the other funds Aberdeen sub-advises are set forth in the table below:

Name of Fund	Net Assets Managed as of 12/31/2014	Investment Sub-Advisory Fee Annual Rate of Compensation (% of average net assets)

Thrivent Partner Emerging Markets Equity Portfolio	$48,441,790	0.85% on assets up to $50 million 0.72% on the next $50 million of assets 0.68% on assets over $100 million

Thrivent Partner Worldwide Allocation Fund	$92,951,153	0.85% on assets up to $50 million 0.72% on the next $50 million of assets 0.68% on assets over $100 million

Thrivent Partner Worldwide Allocation Portfolio	$86,211,247	0.85% on assets up to $50 million 0.72% on the next $50 million of assets 0.68% on assets over $100 million

The funds listed above are not subject to any sub-advisory fee waivers or reductions.

Aberdeen has no affiliated brokers through whom trades are executed on behalf of the Fund.

SHAREHOLDER REPORTS

The Fund’s annual report for the year ended October 31, 2014 has been previously sent to shareholders. You may obtain a copy of the annual report and/or semi-annual report for the period ended April 30, 2014 upon request, without charge, by writing to 4321 North Ballard Road, Appleton, WI 54919, or by calling (800) 847-4836 or visiting the Web site at www.thrivent.com.

RECORD OF BENEFICIAL OWNERSHIP

As of April 1, 2015, the Trustees and officers of TMF as a group owned beneficially less than 1% of the outstanding shares of the Fund. As of April 1, 2015, no person, except as set forth in the table below, was known to own beneficially or of record 5% or more of the outstanding shares of the Fund.

Shareholder	% of Outstanding
Thrivent Financial for Lutherans	56.2%

OTHER INFORMATION

TAM provides both administrative and accounting services to the Fund under an Administrative Services Agreement. Thrivent Investment Management Inc. (“Thrivent Investment Mgmt.”) serves as the Fund’s principal underwriter and distributor. Thrivent Financial Investor Services Inc. (“TFISI”) serves as the Funds’ transfer agent. Thrivent Investment Mgmt. and TFISI are affiliates of TAM.

Exhibit A

INVESTMENT SUB-ADVISORY AGREEMENT

By and Among

Thrivent Asset Management, LLC

and

Thrivent Mutual Funds

and

Aberdeen Asset Management Investment Services Ltd.

INVESTMENT SUBADVISORY AGREEMENT, made as of the 29th day of February, 2008, (the “Effective Date”) by and among Thrivent Asset Management, LLC, a limited liability company organized and existing under the laws of the State of Delaware (“Adviser”), Thrivent Mutual Funds, a business trust organized and existing under the laws of the Commonwealth of Massachusetts (“Trust”), Aberdeen Asset Management Investment Services Ltd., a limited company organized and existing under the laws of the United Kingdom (“Sub-adviser”).

WHEREAS, Adviser has entered into an Investment Advisory Agreement dated as of the 1st day of January, 2006 (“Advisory Agreement”) with the Trust, which is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”); and

WHEREAS, the Trust is authorized to issue shares of the Thrivent Partner Worldwide Allocation Fund (“Fund”), a separate series of the Trust; and

WHEREAS, Sub-adviser is engaged principally in the business of rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”); and

WHEREAS, the Trust and Adviser desire to retain Sub-adviser as Sub-adviser to furnish certain investment advisory services to Adviser and the Fund and Sub-adviser is willing to furnish such services.

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

I. Appointment. (A) Adviser hereby appoints Sub-adviser as its investment Sub-adviser with respect to the Fund for the period and on the terms set forth in this Agreement, and (B) Sub-adviser hereby accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. Such appointment shall apply to such portion of the Fund’s assets as is allocated to the Sub-adviser by the Adviser from time to time in the sole discretion of the Adviser.

II Additional Series. In the event that the Trust establishes one or more series of shares other than the Fund with respect to which Adviser desires to retain Sub-adviser to render investment advisory services hereunder, Adviser shall so notify Sub-adviser in writing, indicating the advisory fee to be payable with respect to the additional series of shares. If Sub-adviser is willing to render such services on the terms provided for herein, it shall so notify Adviser in writing, whereupon such series shall become a Fund hereunder.

III. Duties of Sub-adviser.

A.

Sub-adviser is hereby authorized and directed and hereby agrees to (i) furnish continuously an investment program for the Fund, and (ii) determine from time to time what investments shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested. Sub-adviser shall perform these duties subject always to (1) the overall supervision of Adviser and the Board of Trustees of the Trust (the “Board”), (2) the Trust’s Declaration of Trust and By-laws (as defined below), as amended from time to time, (3) the stated investment objectives, policies and restrictions of the Fund as set forth in the Trust’s then current Registration Statement (as defined below), (4) any additional policies or guidelines established by Adviser or Board that have been furnished in writing to Sub-adviser, (5) applicable provisions of law, including, without limitation, all applicable provisions of the 1940 Act and the rules and regulations thereunder, and (6) the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) applicable to “regulated investment companies” (as defined in Section 851 of the Code), as amended from time to time. In accordance with Section VII, Sub-Adviser shall arrange for the execution of all orders for the purchase and sale of securities and other investments for the Fund’s account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales, or other transactions, including without limitation, management of cash balances in the Fund.

B.	Sub-adviser shall have no responsibility with respect to maintaining custody of the Fund’s assets. Sub-adviser shall affirm security transactions with central depositories and advise the custodian of the Fund (“Custodian”), as identified in the Trust’s Registration Statement (as defined below), or such depositories or agents as may be designated by Custodian and Adviser promptly of each purchase and sale of a Fund security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. Sub-adviser shall from time to time provide Custodian and Adviser with evidence of authority of its personnel who are authorized to give instructions to Custodian.

C.	Unless Adviser advises Sub-adviser in writing that the right to vote proxies has been expressly reserved to Adviser or the Trust or otherwise delegated to another party, Sub-adviser shall exercise voting rights incident to any securities held in the Fund without consultation with Adviser or Trust, provided that Sub-adviser will follow any written instructions received from Adviser or Trust with respect to voting as to particular issues. Sub-adviser shall further respond to all corporate action matters incident to the securities held in the Fund including, without limitation, proofs of claim in bankruptcy and class action cases and shelf registrations.

D.	Upon request of Custodian and/or Trust, Sub-adviser shall provide assistance in connection with the determination of the fair value of securities in the Fund for which market quotations are not readily available.

E.	In the performance of its duties hereunder, Sub-adviser is and shall be an independent contractor and except as expressly provided for herein or otherwise expressly provided or authorized shall have no authority to act for or represent the Fund or the Trust in any way or otherwise be deemed to be an agent of the Fund, the Trust or of Adviser.

F.	The Sub-adviser shall have no responsibility under this Agreement with respect to the management of assets of the Fund other than the portion of the Fund’s assets with respect to which the Sub-Adviser provides investment advice.

G.	The Sub-adviser is prohibited from consulting with any other sub-adviser of the Fund, if any, or the subadviser to any other investment company (or separate series of an investment company) managed by the Adviser concerning the Fund’s transactions in securities or other assets, except for the purpose of complying with the conditions of Rule 12d3-1 (a) and (b) under the 1940 Act.

IV. Compensation. For the services provided pursuant to this Agreement, Sub-adviser shall receive an investment management fee computed as set forth in Schedule I attached hereto and incorporated herein by reference. The management fee shall be payable monthly in arrears to Sub-adviser on or before the 10th day of the next succeeding calendar month and shall be calculated based on the average daily net assets of the Fund during the month to which the payment relates. If this Agreement becomes effective or terminates before the end of any month, the investment management fee for the period from the effective date to the end of such month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proration which such period bears to the full month in which such effectiveness or termination occurs.

V. Expenses. During the term of this Agreement, Sub-adviser will bear all expenses incurred by it in the performance of its duties hereunder, other than those expenses specifically assumed by the Trust hereunder. The Trust shall assume and shall pay all brokers’ and underwriting commissions chargeable to the Trust in connection with the securities transactions to which the Fund is a party.

VI. Duties of Adviser. Adviser has furnished Sub-adviser with copies of each of the following documents and will furnish to Sub-adviser at its principal office all future amendments and supplements to such documents, if any, as soon as practicable after such documents become available:

(1)	The Declaration of Trust of the Trust, as filed with the State of Massachusetts, as in effect on the date hereof and as amended from time to time (“Declaration”);

(2)	The by-laws of the Trust as in effect on the date hereof and as amended from time to time (“By-Laws”);

(3)	Certified resolutions of the Board authorizing the appointment of Adviser and Sub-adviser and approving the form of the Advisory Agreement and this Agreement;

(4)	The Trust’s Registration Statement under the 1940 Act and the Securities Act of 1933, as amended (the “1933 Act”) on Form N-1A, as filed with the Securities and Exchange Commission (“SEC”) relating to the Fund and its shares and all amendments thereto (“Registration Statement”);
(5)	The Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

(6)	The Fund’s most recent prospectus (the “Prospectus”); and

(7)	Copies of reports made by the Trust to its shareholders.

Adviser shall furnish Sub-adviser with any further documents, materials or information that Sub-adviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

VII. Fund Transactions.

A.

Sub-adviser agrees that, in executing Fund transactions and selecting brokers or dealers, if any, it shall use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, Sub-adviser shall consider all factors it deems relevant, including the breadth of the market and the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, with respect to the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer, if any, to execute a particular transaction, Sub-adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”)) provided to Sub-adviser with respect to the Fund and/or other accounts over which Sub-adviser exercises investment discretion. Except to the extent prohibited or limited by law or regulation, Sub-adviser may, in its discretion, agree to pay a broker or dealer that furnishes such brokerage or research services a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if Sub-adviser determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of Sub-adviser with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). Sub-adviser shall, upon request from Adviser, provide such periodic and special reports describing any such brokerage and research services received and the incremental commissions, net price or other consideration to which they relate.

B.	In no instance will Fund securities be purchased from or sold to Sub-adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

C.	Sub-adviser may buy securities for the Fund at the same time it is selling such securities for another client account and may sell securities for the Fund at the time it is buying such securities for another client account. In such cases, subject to applicable legal and regulatory requirements, and in compliance with such procedures of the Trust as may be in effect from time to time, Sub-adviser may effectuate cross transactions between the Fund and such other account if it deems this to be advantageous. Adviser and the Trust acknowledge that, in the event of any such cross transaction, Subadviser may have a potentially conflicting division of loyalties and responsibilities regarding the Fund and such other client account, and each of Adviser and the Trust consents to any such cross transaction. THE FOREGOING CONSENT TO CROSS TRANSACTIONS EFFECTUATED BY SUB-ADVISER MAY BE REVOKED AT ANY TIME BY ADVISER OR THE TRUST BY WRITTEN NOTICE TO SUBADVISER.

D.	On occasions when Sub-adviser deems the purchase or sale of a security to be in the best interest of the Trust as well as other clients of Sub-adviser, Sub-adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Sub-adviser in the manner Sub-adviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

VIII. Ownership of Records. Sub-adviser shall maintain all books and records required to be maintained by Sub-adviser pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions on behalf of the Fund. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Sub-adviser hereby agrees (A) that all records that it maintains for the Fund are the property of the Trust, (B) to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and (C) to surrender promptly to the Trust any records that it maintains for the Trust upon request by the Trust; provided, however, Sub-adviser may retain copies of such records.

IX. Reports and Meetings.

A.	Sub-adviser shall furnish to the Board or Adviser, or both, as appropriate, such information, reports, evaluations, analyses and opinions as are required by law or that the Board or Adviser, as appropriate, may reasonably require, including, without limitation: compliance reporting and certification with respect to:

1.	Affiliated Brokerage Transactions
2.	Affiliated Underwritings
3.	Cross Transactions
4.	Prospectus Compliance
5.	Code of Ethics
6.	Soft Dollar Usage
7.	Price Overrides/Fair Valuation Determinations

B.	Sub-adviser shall make available in person to the Board and to Adviser personnel of Sub-adviser as the Board or Adviser may reasonably request to review the investments and the investment program of the Fund and the services provided by Sub-adviser hereunder.

X. Services to Other Clients. Nothing contained in this Agreement shall limit or restrict (i) the freedom of Sub-adviser, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of Sub-adviser, who may also be a director, officer, or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

XI. Sub-adviser’s Use of the Services of Others. Sub-adviser may, at its cost, employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing Sub-adviser or the Trust or Fund, as appropriate, with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as Sub-adviser may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Trust or the Fund, as appropriate, or in the discharge of Sub-adviser’s overall responsibilities with respect to the other accounts that it serves as investment manager or counselor.

XII. Liability of Sub-adviser; Indemnification. Neither Sub-adviser nor any of its officers, Trustees, or employees, nor any person performing executive, administrative, trading, or other functions for the Trust, the Fund (at the direction or request of Sub-adviser) or Sub-adviser in connection with Sub-adviser’s discharge of its obligations undertaken or reasonably assumed with respect to this Agreement (collectively, “Related Persons”), shall be liable for (i) any error of judgment or mistake of law or for any loss suffered by the Trust or Fund or (ii) any error of fact or mistake of law contained in any report or data provided by Sub-adviser, except for any error, mistake or loss resulting from willful misfeasance, bad faith, or gross negligence in the performance by Sub-adviser or such Related Person of Sub-adviser’s duties on behalf of the Trust or Fund or from reckless disregard by Sub-adviser or any such Related Person of the duties of Sub-adviser pursuant to this Agreement (each of which is referred to as a “Culpable Act”).

Notwithstanding the foregoing, any stated limitations on liability shall not constitute a waiver or limitation of any rights which the Adviser or the Trust may have under any applicable federal securities laws, and shall not relieve Sub-adviser from any responsibility or liability for errors committed by Sub-adviser in connection with the execution of trade orders.

Subadviser shall indemnify Adviser and its Related Persons and hold them harmless from and against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses and liabilities (collectively, “Damages”) arising directly or indirectly out of or in connection with the performance of services by Subadviser or its Related Persons hereunder to the extent such Damages result from a Culpable Act of Subadviser or its Related Persons.

Adviser shall indemnify Subadviser and its Related Persons from and against any Damages arising directly or indirectly out of or in connection with the performance of services by Adviser or its Related Persons under this Agreement or the Advisory Agreement, in each case, to the extent such Damages result from any willful misfeasance, bad faith, gross negligence or reckless disregard of its duties by Adviser or any of its Related Persons.

XIII. Representations of Sub-adviser. Sub-adviser represents, warrants, and agrees as follows:

A.

Sub-adviser (i) is registered with the SEC as an investment adviser under Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify Adviser of the occurrence of any event that would disqualify Sub-adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

B.	Sub-adviser has adopted a written code of ethics (the “Sub-adviser Code”) complying with the requirements of Rule 17j-1 under the 1940 Act, as may be amended from time to time, and, has provided the Adviser and the Trust with a copy of the Sub-adviser Code, together with evidence of its adoption. The Sub-adviser certifies that it has adopted procedures reasonably necessary to prevent “access persons” as defined in Rule 17j-1 (“Access Persons”) from violating the Sub-adviser Code. On a quarterly basis, Sub-adviser will either: (i) certify to Adviser that Sub-adviser and its Access Persons have complied with the Sub-adviser Code with respect to the Fund, or (ii) identify any material violations of the Sub-adviser Code which have occurred with respect to the Fund. In addition, Sub-adviser will furnish at least annually to Adviser and the Board a written report that (a) describes any issues arising under the Sub-adviser Code since the last report to the Board, including, but not limited to, information about material violations of the Sub-adviser Code with respect to the Fund and sanctions imposed in response to the material violations and (b) certifies that the Sub-adviser has adopted procedures reasonably necessary to prevent Access Persons from violating the Sub-adviser Code.

C.	Sub-adviser has provided Adviser and the Trust, and Adviser and the Trust acknowledge having received, a copy of Sub-adviser’s Form ADV as most recently filed with the SEC and, if not so filed, the most recent Part 2 of its Form ADV, and Sub-adviser will, promptly after filing any amendment to its Form ADV with the SEC, and, if not so filed, any amendment to Part 2 of its Form ADV, furnish a copy of such amendment to Adviser and the Trust.

D.	Sub-adviser has provided Adviser and the Trust, and Adviser and the Trust acknowledge having received, a description or copy of Sub-adviser’s policies and procedures for voting proxies relating to client securities and information concerning how they can obtain information concerning how Sub-adviser has voted proxies relating to securities held by the Fund.

XIV. Compliance with Applicable Regulations. In anticipation of performing its duties hereunder, Sub-adviser has established compliance procedures (copies of which have been provided to Adviser, receipt of which is hereby acknowledged by Adviser, and which are subject to review and approval by Adviser and the Board) reasonably designed to ensure compliance at all times with all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder; Subchapter M of the Code; the provisions of the Registration Statement; the provisions of the Declaration and the By-Laws of the Trust, as the same may be amended from time to time; and any other applicable provisions of state, federal or foreign law.

XV. Term of Agreement. This Agreement shall become effective with respect to the Fund on the Effective Date and, with respect to any additional Fund, on the date of receipt by the Adviser of notice from the Sub-adviser in accordance with Section II hereof that the Sub-adviser is willing to serve as Sub-adviser with respect to such Fund. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the Effective Date with respect to the Fund and, with respect to each additional Fund, for two years from the date on which this Agreement becomes effective with respect to such Fund. Thereafter, this Agreement shall continue in effect from year to year, with respect to the Fund, subject to the termination provisions and all other terms and conditions hereof, so long as (a) such continuation shall be specifically approved at least annually (i) by either the Board, or by vote of a majority of the outstanding voting securities of the Fund; (ii) in either event, by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval; and (b) Sub-adviser shall not have notified the Trust, in writing, at least 60 days prior to such approval that it does not desire such continuation. Sub-adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal, or amendment hereof.

XVI. Termination of Agreement. Notwithstanding the foregoing, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Fund on 60 days’ prior written notice to Sub-adviser. This Agreement may also be terminated by Adviser (i) with respect to a Fund, on 60 days’ prior written notice to Sub-adviser, without the payment of any penalty; (ii) upon material breach by Sub-adviser of any of the representations and warranties set forth in Section XIII of this Agreement, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if Sub-adviser becomes unable to discharge its duties and obligations under this Agreement. Sub-adviser may terminate this Agreement with respect to a Fund at any time, without the payment of any penalty, on 60 days’ prior notice to Adviser. This Agreement shall terminate automatically in the event of its “assignment”, as such term is defined in the 1940 Act, or upon termination of the Advisory Agreement. Any approval, amendment, or termination of this Agreement with respect to a Fund by the holders of a majority of the outstanding voting securities of such Fund shall be effective to continue, amend or terminate this Agreement with respect to any such Fund notwithstanding (i) that such action has not been approved by the holders of a majority of the outstanding voting securities of any other Fund affected thereby, and/or (ii) that such action has not been approved by the vote of a majority of the outstanding voting securities of the Trust, unless such action shall be required by any applicable law or otherwise.

XVII. Amendments, Waivers, etc. Provisions of this Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. This Agreement (including any exhibits hereto) may be amended at any time by written mutual consent of the parties, subject to the requirements of the 1940 Act and rules and regulations promulgated and orders granted thereunder.

XVIII. Notification. Sub-adviser will notify Adviser promptly of any change in the personnel of Sub-adviser with responsibility for making investment decisions in relation to the Fund or who have been authorized to give instructions to Custodian. To the extent required under applicable law, Sub-adviser, a limited company organized under the laws of the United Kingdom and wholly owned by Aberdeen Asset Management PLC, shall notify the Adviser and the Trust of any change in the ownership of the Sub-adviser within a reasonable time after such change occurs.

XIX. Miscellaneous.

A.	Governing Law. This Agreement shall be construed in accordance with the laws of the State of Minnesota without giving effect to the conflicts of laws principles thereof and the 1940 Act. To the extent that the applicable laws of the State of Minnesota conflict with the applicable provisions of the 1940 Act, the latter shall control.

B.	Insurance. Sub-adviser agrees to maintain errors and omissions or professional liability insurance coverage in an amount that is reasonable in light of the nature and scope of Sub-adviser’s business activities.

C.	Captions. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

D.	Entire Agreement. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties relating to the subject matter hereof and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

E.	Interpretation. Nothing herein contained shall be deemed to require the Trust to take any action contrary to its Declaration or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

F.	Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” broker,” “investment adviser,” “net assets,” “sale,” “sell,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order.

G.	Execution in Counterparts. This Agreement may be executed simultaneously in two or more identical counterparts, each of which, standing alone, shall be an original, but all of which shall constitute but one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

THRIVENT ASSET MANAGEMENT, LLC

By:	/s/ Russell W. Swansen
Name:	Russell W. Swansen
Title:	President

THRIVENT MUTUAL FUNDS

By:	/s/ Pamela J. Moret
Name:	Pamela J. Moret
Title:	President

ABERDEEN ASSET MANAGEMENT INVESTMENT SERVICES LTD.

By:	/s/ Andrew Laing
Name:	Andrew Laing
Title:	Director

Schedule I

Dated as of February 29, 2008

Sub-advisory Fees

Compensation pursuant to paragraph IV of this Sub-advisory Agreement shall be payable monthly in arrears and calculated in accordance with the following schedule applied to the aggregate average daily net assets that are subject to the Sub-adviser’s investment discretion in the Thrivent Partner Worldwide Allocation Fund:

Average Daily Net Assets*	Rate**
First $50 million	85 bp
Next $50 million	72 bp
Over $100 million	68 bp

*	When average daily net assets exceed the first breakpoint, multiple rates will apply, resulting in a blended rate, e.g., if average daily net assets are $75 million, a rate of 85 bp would apply to $50 million and a rate of 72 bp would apply to $25 million.

**	Solely for purposes of calculating the fees payable under this Fee Schedule, the value of the average daily net assets of the Fund that are subject to the Sub-adviser’s investment discretion shall be aggregated with the value of the average daily net assets of the Thrivent Partner Worldwide Allocation Portfolio and the Thrivent Partner Emerging Markets Portfolio that are subject to the Sub-adviser’s investment discretion.

[THIS PAGE INTENTIONALLY LEFT BLANK]

Exhibit B

AMENDMENT NO. 2

TO INVESTMENT SUB-ADVISORY AGREEMENT

Amendment No. 2 to INVESTMENT SUB-ADVISORY AGREEMENT dated as of February 29, 2008, by and among Thrivent Asset Management, LLC, Thrivent Mutual Funds, and Aberdeen Asset Managers Limited (the “Agreement”) hereby amends the Agreement as follows, effective February 25, 2015.

1.	The second WHEREAS recital of the Agreement is deleted and replaced with the following:

WHEREAS, the Trust is authorized to issue shares of the Thrivent Partner Worldwide Allocation Fund and the Thrivent Partner Emerging Markets Equity Fund (each referred to herein as a “Fund”), each a separate series of the Trust; and

2.	Schedule I of the Agreement is deleted and replaced with the Schedule I set forth in Exhibit A attached hereto.

Except as modified herein, all terms and conditions of the Agreement remain in full force and effect.

THRIVENT MUTUAL FUNDS

By:	/s/ David S. Royal
Name:	David S. Royal
Title:	President

THRIVENT ASSET MANAGEMENT, LLC

By:	/s/ David S. Royal
Name:	David S. Royal
Title:	Vice President

ABERDEEN ASSET MANAGERS LIMITED

By:	/s/ Gordon Brough
Name:	Gordon Brough
Title:	Authorised Signatory

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Schedule I

Dated as of February 25, 2015

Sub-advisory Fees

Compensation pursuant to Section IV of this Sub-advisory Agreement shall be payable monthly in arrears and calculated in accordance with the following schedule applied to aggregate average daily net assets that are subject to the Sub-adviser’s investment discretion in the Thrivent Partner Worldwide Allocation Fund and the Thrivent Partner Emerging Markets Equity Fund:

Average Daily Net Assets*	Rate**
First $50 million	85 bp
Next $50 million	72 bp
Over $100 million	68 bp

*	When average daily net assets exceed the first breakpoint, multiple rates will apply, resulting in a blended rate, e.g., if average daily net assets are $75 million, a rate of 85 bp would apply to $50 million and a rate of 72 bp would apply to $25 million.

**	Solely for purposes of calculating the fees payable under this Fee Schedule, the value of the average daily net assets of the Thrivent Partner Worldwide Allocation Fund and the Thrivent Partner Emerging Markets Equity Fund that are subject to the Sub-adviser’s investment discretion shall be aggregated with the value of the average daily net assets of the Thrivent Partner Worldwide Allocation Portfolio and the Thrivent Partner Emerging Markets Equity Portfolio that are subject to the Sub-adviser’s investment discretion.

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